News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Generates Record Industrial Gas Sales of $1.0 million for the Fourth Quarter of 2017

More Than Doubles Sales Territory with Expansion

into Pasco County and Orlando, FL in January 2018

TAMPA, FL – January 22, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, today announced record industrial gas and welding supplies sales of $1.0 million for the fourth quarter of 2017. Preliminary industrial gas and welding supplies for the full year 2017 were also a record for the company at $3.7 million, which represents a 32.3% increase in year-over-year sales. Final sales figures for 2017, including consulting and unit sales will be released shortly, as part of a full summary of company results.

With the recent strong revenue growth, management also announced a significant expansion plan in the first quarter of 2018. First, the Company has expanded its sales efforts into Pasco County to the north of existing sales operations. Second, the Company has expanded sales efforts into the Orlando market, which is one of the largest industrial gas markets in Florida.

“We are very pleased with the rapid growth we achieved in our industrial gas and welding supply business in 2017 which is once again significantly higher than the industry average,” commented Ermanno Santilli, CEO of MagneGas. “We experienced excellent market penetration in our new locations in Sarasota and Lakeland in 2017. We added many new clients, and we continue to benefit from strong referral business for our MagneGas2® product. Our clients continue to see the benefits of using our proprietary cutting fuel, which is the only renewable product of its kind sold today. With our strong success, we have been generating increasing opportunities to sell into Pasco County, as well as the Orlando market. With the recent additions to our sales team, we have expanded our geographic reach, more than doubling the addressable market within our covered sales territories, in January of 2018 alone. With this expansion, we have established an aggressive sales growth plan for Florida, which we want to replicate as we execute on acquisition opportunities in California and Texas in Q1 2018.”

“The sales results from ESSI were a meaningful win for MagneGas in 2017,” commented Scott Mahoney, CFO of MagneGas. “We made a clear decision early in 2017 to emphasize commercial growth of our existing products, namely MagneGas2®. We have a game-changing technology in an otherwise commoditized industry, and we have the opportunity to be a much larger player in the global metal cutting fuel space. By rapidly expanding in Florida, we are demonstrating that hundreds of customers have adopted MagneGas2®, and we want to capitalize on this momentum across Florida, and into new markets as well. Our recent acquisition in San Diego is the first step in our expansion into California, which represents the 6th largest economy in the world. We believe we have a compelling opportunity to drive revenue growth in 2018, leveraging our proven model for success through both acquisitions and strong organic growth.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.